EXHIBIT 99.2

Daily Engage Media Group, LLC

Financial Statements

For the six months ended June 30, 2017 and

The six months ended June 30, 2016

Table of Contents

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Cash Flows	4

Notes to the Financial Statements	5 - 12

Daily Engage Media Group, LLC

Condensed Balance Sheets

	June 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets
Cash	$27,385	$2,903
Accounts Receivable	284,988	804,673
Total current assets	312,373	807,576
Total Assets	$312,373	$807,576

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable and Accrued Expense	$64,782	$603,274
Factor Advances	92,065	100,881
Loans Payable, net	222,359	87,134
Total Current Liabilities	379,206	791,289
Total Liabilities	379,206	791,289

Commitments and contingencies (See Note 6)

Members' Equity (Deficit)
Members’ Contributions	128,818	41,618
Accumulated Deficit	(195,651)	(25,331)
Total members' equity (deficit)	(66,833)	16,287
Total liabilities and members' equity (deficit)	$312,373	$807,576

See accompanying notes to unaudited condensed financial statements

Daily Engage Media Group, LLC

Condensed Statements of Operations

(Unaudited)

	For the six months ended June 30, 2017	For the six months ended June 30, 2016

Revenues	$1,038,240	$287,857
Cost and Expenses:
Cost of Revenues	879,480	241,152
Salaries	200,748	38,407
Sales and Marketing	10,551	---
General and administrative expenses	86,086	26,373
Total cost and expenses	1,176,865	305,932

Loss from operations	(138,625)	(18,075)

Other expense
Interest Expense	(31,695)	---
Total other expense	(31,695)	---

Net Loss	$(170,320)	$(18,075)

See accompanying notes to unaudited condensed financial statements

Daily Engage Media Group, LLC
Condensed Statements of Cash Flows

(Unaudited)

	For the six months ended June 30, 2017		For the six months ended June 30, 2016

Cash flows from operating activities:
Net loss		$(170,320)		$(18,075)
Adjustment to reconcile net loss to net cash usd in operations
Amortization of debt discount		31,695		---
Changes in assets and liabilities:
Accounts receivable		519,685		(84,134)
Accounts payable and accrued expense		(538,492)		13,358
Net cash used in operating activities		(157,432)		(88,851)

Cash flows from financing activities:
Members' contributions		87,200		86,690
Proceeds from (Repayment on ) factor advances, net of repayment		(8,816)		2,475
Proceeds from loans payable, net of repayments		103,530		---
Net cash provided by financing activities		181,914		89,165

Net increase in cash and cash equivalents		24,482		314
Cash and cash equivalents at beginning of period		2,903		20

Cash and cash equivalents at end of period		$27,385		$334

Supplemental disclosure of cash flow information
Cash paid for interest expense		$31,695	$	---

Cash paid for income taxes	$	---	$	---

See accompanying notes to unaudited condensed financial statements

Daily Engage Media Group, LLC

Notes to the Condensed Financial Statements

For the six months ended June 30, 2017 and the six months ended June 30, 2016

(Unaudited)

Note 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Daily Engage Media Group LLC (“we”, “us” or the “Company”) is a limited liability company organized under the laws of the State of New Jersey in February 10, 2015 (Inception) and which began active operations in November 2015.

We are an advertising network company that matches advertisers with publishers. The Company offers video, display, mobile and native ads, providing focused promotion for advertisers of products and services while helping websites monetize their visitor traffic.

Our advertising exchange platform is being designed to be a trading desk for publishers and advertisers where they will be able to log-in and choose from various features. Publishers will be able to select a variety of advertising units for their video, mobile, display and native advertisements and also have the ability to create their own unique advertising formats. Advertisers will be able to choose where their advertisements will be seen using our filters or by connection directly with the publisher through our platform.

Basis of Presentation

The interim unaudited condensed financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  In the opinion of the Company’s management, all adjustments necessary to present fairly the results of operations and cash flows for the six months ended June 30,2017 and the financial position as of June 30, 2017 have been made.  The results of operations for such interim period are not necessarily indicative of the operating results expected for the full year.

Use of Estimates

Our financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). These accounting principles require management to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of our financial statements as well as reported amounts of revenue and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates included in the accompanying financial statements include revenue recognition.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and debt, the carrying amounts approximate fair value due to their short maturities.

Daily Engage Media Group, LLC

Notes to the Condensed Financial Statements

For the six months ended June 30, 2017 and the six months ended June 30, 2016

(Unaudited)

We adopted accounting guidance for financial and non-financial assets and liabilities in accordance with Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures.” This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 45 or net 60 days. Once collection efforts by the Company are exhausted, the determination for charging off uncollectible receivables is made.

Revenue Recognition

The Company recognizes revenue on our products in accordance with ASC 605, “Revenue Recognition.” Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist; services have been provided to the customers; the amount of fees to be paid by the customers is fixed or determinable; and collectability is reasonably assured.

Revenue is recognized by the Company when ads appear and are viewed on websites drawn from our portfolio of publishers. We offer video, display mobile and native ads providing our advertisers with focused promotion of their products and services. The Company acts as a principal in revenue transactions as we are the primary obligor, have latitude in establishing our pricing, monitor and often change aspects or specifications of ads running and has credit risk. Accordingly, revenue is recognized on a gross basis, with publisher and media expenses identified as directly related to the generation of revenue being recorded as cost of revenues.

Daily Engage Media Group, LLC

Notes to the Condensed Financial Statements

For the six months ended June 30, 2017 and the six months ended June 30, 2016

(Unaudited)

Cost of Revenue

Cost of revenues represents payments to media providers and website publishers, ad serving fee, payments to independent contractor providing programming, website management and maintenance fees and customer support functions. The Company becomes obligated to make payments when the advertising impressions are delivered or occur. These costs are recorded in the period in which the corresponding revenues are recognized.

Website Development Costs

The Company accounts for its website development costs in accordance with ASC 350-50, “Website Development Costs” (“ASC 350-50”). These costs, if any, will be included in intangible assets in our financial statements or expensed immediately if the Company cannot support recovery of these costs from positive future cash flows.

ASC 350-50 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application and infrastructure development stage. Upgrades or enhancements that add functionality are capitalized while other costs during the operating stage are expensed as incurred. The Company will amortize the capitalized website development costs over their estimated useful life.

As of June 30, 2017, and 2016, all website development costs have been expensed.

Concentrations

Currently, for video ads, the Company is working with three advertising platforms, supplying ads to their contracted websites.  One customer accounted for 90% of video ads revenues.

For display ads, the Company typically may use 10-15 advertising platforms.  Three customers accounted for approximately 97% of display ad revenues.

The Company draws on a portfolio of approximately 200 publishers for placements of ads.  There are no publishers that accounted for greater than 10% of total cost of revenues.

Daily Engage Media Group, LLC

Notes to the Condensed Financial Statements

For the six months ended June 30, 2017 and the six months ended June 30, 2016

(Unaudited)

General and Administrative Costs

General and administrative costs are primarily comprised of website management and customer support functions. In addition, these costs include rent and travel expenses

Income taxes

The Company is a limited liability company for Federal and State income taxes, where taxable income or loss “flows through” to the members on their individual tax returns rather than at the corporate level. The tax returns of the Company for year ended December 31, 2016 and for the period from February 10, 2015 (inception) to December 31, 2015 are subject to examination by the Internal Revenue Service, generally for three years after they are filed. The Company has not yet filed its 2015 tax return.  The 2016 tax return was filed in October 2017.

Reclassification

Certain reclassifications have been made to the prior year’s data to conform to current year representation.  These reclassifications had no effect on the net loss.

Advertising, Marketing and Promotion Costs

Advertising, marketing and promotion expenses are expensed as incurred and are included sales and marketing expenses on the accompanying statement of operations. For the six months ended June 30, 2017 and 2016, advertising, marketing and promotion expense was $10,551 and $0, respectively.

Recent Accounting Pronouncements

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU) ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments” ASU 2016- provides guidance regarding the classification of certain items within the statement of cash flows. ASU 2016-15 is effective for annual periods beginning after December 15, 2017 with early adoption permitted. We do not believe this ASU will have an impact on our results of operation, cash flows, other than presentation, or financial condition.

In April 2016, the FASB issued ASU 2016–10 “Revenue from Contract with Customers (Topic 606): Identifying Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In February 2016, the FASB issued ASU 2016-02 “Leases,” which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We do not believe this ASU will have an impact on our results of operation, cash flows, other than presentation, or financial condition.

Daily Engage Media Group, LLC

Notes to the Condensed Financial Statements

For the six months ended June 30, 2017 and the six months ended June 30, 2016

Unaudited

Note 2 – Going Concern

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a net loss of $170,320 for the six months ended June 30, 2017, used cash in operations of $157,432 and an accumulated deficit of $195,651 at June 30, 2017. The Company expects to continue to incur expenditures in subsequent periods necessary in the ordinary course of business in order to continue to offer and make its services available to prospective customers, which depending on future revenues may exceed the current level of working capital.

Management recognizes that the Company must generate additional resources to successfully commercialize its services. If the Company is not able to timely and successfully obtain new financing, complete a strategic transaction and/or achieve positive cash flows, its business, financial condition, cash flows and results of operations will be materially and adversely affected. The financial statements do not reflect any adjustments if the Company is unable to continue as a going concern.

Note 3 – Factor Advances

On August 26, 2016, the Company executed a Financing and Security Agreement with FPP Sandbox LLC, an affiliate of Fast Pay Partners LLC (“FastPay”), (collectively, the “FastPay Agreement”), with FastPay creating an account receivable-based credit facility.

Under the terms of the FastPay Agreement, FastPay may, at its sole discretion, purchase the Company’s eligible accounts receivables. Upon any acquisition of accounts receivable, FastPay will advance the Company up to 70% of the gross value of the purchased accounts, up to a maximum of $100,000 of advances. Each account receivable purchased by FastPay will be subject to a factoring fee rate specified in the FastPay Agreement calculated as a percentage of the gross value of the account outstanding and additional fees for accounts outstanding over 30 days. The Company is subject to a concentration limitation on the percentage of debt from any single customer of 50% of the total amount outstanding on its purchased accounts.

The Company will be obligated to repurchase accounts remaining uncollected after a specific deadline, and FastPay will generally have full recourse against the Company in the event of nonpayment of any purchased accounts. The Company’s obligations under the FastPay Agreement are secured by a first position security interest in its accounts receivable, deposit accounts and all proceeds therefrom.

The FastPay Agreement contains covenants that are customary for agreements of this type and are primarily related to accounts receivable and audit rights. The Company is also required to provide FastPay with a 30 day notice of any transaction that results, or would result in, a “change of control” as defined in the FastPay Agreement. The failure to satisfy covenants under the FastPay Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the FastPay Agreement and/or the acceleration of the Company’s obligations. The FastPay Agreement contains provisions relating to events of default that are customary for agreements of this type.

The Company has granted a continuing first priority security interest in the receivables based proceeds.

The balance due under this Agreement was $ 92,065 and $100,881 at June 30, 2017 and December 31, 2016, respectively.  Upon the change of control on September 19, 2017, the factor advances balance was fully repaid.

Daily Engage Media Group, LLC

Notes to the Condensed Financial Statements

For the six months ended June 30, 2017 and the six months ended June 30, 2016

Unaudited

Note 4 – Loans Payable

On November 17, 2016, the Company entered into Sales of Future Revenue Agreement with Gibraltar Capital Advance LLC (“Gibraltar”). Under the terms of the Agreement, the Company has sold $132,000 in future accounts and contract rights for $100,000 (the “Purchase Price”). The difference between the amount sold and the purchase price of $32,000 has been recorded as a debt discount. In exchange for the purchased amount, the Company authorized Gibraltar to ACH debit $629 daily from the Company’s bank account until Gibraltar has received the purchase amount of $132,000. On April 17, 2017, the Company entered into a Sales of Future Revenue Agreement with Gibraltar Capital Advance LLC (“Gibraltar”). Under the terms of the Agreement, the Company has sold future accounts and contract rights. Under the terms of the Agreement, the Company has sold $93,750 in future accounts and contract rights for $75,000 (the “Purchase Price”). The difference between the amount sold and the purchase price of $18,750 has been recorded as a debt discount. In exchange for the purchased amount, the Company authorized Gibraltar to ACH debit $1,370 daily from the Company’s bank account for both agreements until Gibraltar has received the purchase amounts under both agreements. The agreements contain standard covenants regarding conduct of the business, on-site inspections, audit rights and transfer of assets limitations. As of June 30, 2017 and December 31, 2016, the balance due to Gibraltar was $72,094 and $87,134, net of the debt discount of $19,978 and $27,883, respectively.

On July 12, 2016, the Company entered into Sales of Future Revenue Agreement with Legend Advance Funding II, LLC (“Legend”). Under the terms of the Agreement, the Company has sold $13,500 in future accounts and contract rights for $10,000 (the “Purchase Price”). The difference between the amount sold and the purchase price of $3,500 has been recorded as a debt discount. In exchange for the purchased amount, the Company authorized Legend to ACH debit $129 daily from the Company’s bank account until Legend has received the purchase amount of $13,500. As of December 31, 2016, the balance was fully repaid.

On June 15, 2017, the Company entered into a loan agreement with Kabbage (“Kabbage”). Under the terms of the Agreement, the Company has sold $29,786 in future accounts and contract rights for $21,200 (the “Purchase Price”). The loan matures in twelve months.  The Company has agreed to a payment schedule of $2,986 and $1,979 for months one through six and months seven through twelve, respectively.  The agreement contains standard covenants regarding conduct of the business, on-site inspections, audit rights and transfer of assets limitations.  As of June 30, 2017, and December 31, 2016, the balance due to Kabbage was $22,420 and $0, respectively.

On May 17, 2017, the Company entered into a loan agreement with 1st Global (“Global”). Under the terms of the Agreement, the Company has sold future accounts and contract rights. Under the terms of the Agreement, the Company has sold $103,500 in future accounts and contract rights for $75,000 (the “Purchase Price”). The difference between the amount sold and the purchase price of $28,500 has been recorded as a debt discount. In exchange for the purchased amount, the Company authorized Global to ACH debit $616.07 daily from the Company’s bank account until Global has received the purchase amount of $103,500. The agreement contains standard covenants regarding conduct of the business, on-site inspections, audit rights and transfer of assets limitations. As of June 30, 2017 and December 31, 2016, the balance due to Global was $62,500 and $0, net of the debt discount of $23,750 and $0, respectively.

On June 26, 2017, the Company entered into a loan agreement with Complete Business Solutions Group (“CBSG”). Under the terms of the Agreement, the Company has sold future accounts and contract rights. Under the terms of the Agreement, the Company has sold $76,450 in future accounts and contract rights for $55,000 (the “Purchase Price”). The difference between the amount sold and the purchase price of $21,450 has been recorded as a debt discount. In exchange for the purchased amount, the Company authorized CBSG to ACH debit $516.55 daily from the Company’s bank account until CBSG has received the purchase amount of $76,450. As of June 30, 2017 and December 31, 2016, the balance due to CBSG was $54,257 and $0, net of the debt discount of $21,160 and $0, respectively.

On January 15, 2017 the Company received a loan from an unaffiliated party in the principal amount of $11,090. The loan is unsecured, due on demand, and carries no interest. As of June 30, 2017 and December 30, 2016 the balance due on this loan was $11,090 and $0, respectively.

Daily Engage Media Group, LLC

Notes to the Condensed Financial Statements

For the six months ended June 30, 2017 and the six months ended June 30, 2016

Unaudited

Note 5 – Members’ Equity

The Company is governed by the terms and conditions of the Limited Liability Company Operating Agreement (the “Operating Agreement”) dated February 12, 2015. The members may contribute in proportionate amounts any additional capital deemed necessary for the operation of the Company, provided, however, that in the event any member deems it advisable to refuse or fails to contribute such member’s share of any or all of the additional capital, then the other members or any one of them may contribute the additional capital not paid by the refusing member and will receive an increase in their ownership in direct proportion to the additional capital contributed. The Operating Agreement further provides that all profits and losses of the Company shall be shared in proportion to the percentage of interest each member holds. For the six months ended June 30, 2017, the members contributed capital of $87,200.

The Company is composed of three members with an equal ownership interest of 33.33%.

Note 6 – Commitments and Contingencies

The Company leases its office space in New Jersey. The lease agreement was entered into on January 1, 2016. The lease commenced on January 1, 2016 and will terminate on October 1, 2018 at a current base rent of for a term of $1,000 per month. An additional security deposit of $1,500 was required. The Company and landlord mutually agreed to terminate the lease in November 2016. For the six months ended June 30, 2017 and 2016, the rent expense was $860 and $4,000, respectively.

On January 1, 2016, the Company entered into an agreement with an individual to serve as Chief Executive Officer. The agreement requires a monthly payment of $2,000. The agreement also calls for a payment of $4 per hour worked by any employee of a company owned by the CEO starting on January 1, 2016. During the six months ended June 30, 2017 and 2016, the Company paid $12,000 and $12,000 in salary, respectively and $78,191 and $26,407 in additional payments under the agreement, respectively.

In connection with our ongoing operations we have entered into a series of agreements with contractors, which may be terminated by either party upon notice, targeting market growth and support services including:

•

Agreement dated December 15, 2015 providing publisher business development support for bi-weekly compensation of $2,000;

•

Agreement dated January 1, 2016 to provide ad operations support for a flat monthly fee of $2,000 plus an additional $4 per hour for hours worked by the contractors team members on Company projects;

•

Agreement dated March 15, 2016 to provide data processing and data reporting services for a monthly fee of $2,200;

•

Agreement dated July 1, 2016 providing publisher business development support for bi-weekly compensation of $300; and

•

Agreement dated July 6, 2016 providing business development support for bi-weekly compensation of $1,000.

Daily Engage Media Group, LLC

Notes to the Condensed Financial Statements

For the six months ended June 30, 2017 and the six months ended June 30, 2016

Unaudited

Note 7 – Subsequent Events

On March 3, 2017 the Company and its members Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou (collectively, the "Members") entered into a Membership Interest Purchase Agreement with Bright Mountain Media, Inc (“Bright Mountain”). On September 19, 2017 the parties entered into an Amended and Restated Membership Interest Purchase Agreement which modified certain terms of the original agreement. The original agreement, as amended, is referred to as the "Daily Engage Purchase Agreement." Following the execution of the amendment, on September 19, 2017 the parties closed the transaction pursuant to which Bright Mountain Media, Inc acquired 100% of the membership interests of the Company in exchange for the following consideration:

•

$380,000 paid through the delivery of unsecured, interest free, one year promissory notes (the "Closing Notes");

•

an aggregate of 1,100,223 shares of Bright Mountain Media, Inc.’s common stock valued at $429,091 (the "Consideration Shares"); and

•

the forgiveness of $204,411 in working capital Bright Mountain Media, Inc. had previously advanced to the Company.

At the request of the Members and included as part of the Closing Notes and Consideration Shares, a portion of the closing consideration, including an $80,000 principal amount Closing Note together with 275,058 Consideration Shares, were issued to Mr. Vinay Belani, a third party with whom the Company has a business relationship and are included in the above figures.

Under the terms of the Purchase Agreement, upon the Company achieving certain revenue and operating income tests, we agreed to issue additional consideration as follows:

•

if the Company’s revenues are at least $20,228,954, and it has operating income of at least $3,518,623 (the "Year-One Target") during the first 12 months following the closing date (the "Year-One Earn out Period") as determined by Bright Mountain Media, Inc.s in accordance with GAAP, Bright Mountain Media, Inc. agreed to pay the Members and Mr. Belani collectively an additional $500,000 in cash and issue an additional 1,008,547 shares of our common stock (the "Year-One Earn out Shares");

•

if the Company's revenues are at least $60,385,952, and operating income of at least $11,380,396 (the "Year-Two Target") during the first 12 months following the Year-One Earnout Period (the "Year-Two Earnout Period") as determined by Bright Mountain Media, Inc. in accordance with GAAP, Bright Mountain Media, Inc. agreed to pay the Members and Mr. Belani an additional $500,000 in cash and issue an additional 796,221 shares of our common stock (the "Year-Two Earnout Shares"). In addition, if the Year-Two Target is met, at the time of payment of the Year-Two Earnout Shares and the year-two earnout cash, the Members and Mr. Belani collectively will also be entitled to receive the Year-One Earnout Shares and the year-one earnout cash to the extent not previously received; and

•

if the Company revenues are at least $96,512,204, and it has operating income of at least $18,524,967 (the "Year-Three Target") during the 12 months following the Year-Two Earnout Period (the "Year-Three Earnout Period") as determined by Bright Mountain Media, Inc. in accordance with GAAP, Bright Mountain Media, Inc. agreed to pay the Members and Mr. Belani an additional $550,000 in cash and issue an additional 723,523 shares of our common stock (the "Year-Three Earnout Shares"). In addition, if the Year-Three Target is met, at the time of payment of the Year-Three Earnout Shares and the year-three earnout cash, the Members and Mr. Belani collectively will also be entitled to receive the Year-One Earnout Shares, the year-one earnout cash, the Year-Two Earnout Shares and the year-two earnout cash, to the extent not previously received.